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                                                                 Exhibit 23.02


             Consent of Independent Certified Public Accountants
                              Ernst & Young LLP


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 30, 1996, except for the first paragraph of
Note 13 as to which the date is March 21, 1996, and the second, third and fourth paragraphs of Note 13 as to which the date is April 12, 1996, in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-04426) and related Prospectus of AVTEAM, Inc. for the registration of 3,450,000 shares of its common stock.


                                                  /s/ ERNST & YOUNG LLP


Miami, Florida
July 8, 1996